Exhibit 3.1

COMPOSITE
CHARTER
OF
MID-AMERICA APARTMENT COMMUNITIES, INC.
(As amended through February 24, 2017)

The undersigned corporation hereby amends and restates its Charter under the Tennessee Business Corporation Act.

A.    The name of the corporation is Mid-America Apartment Communities, Inc. (the “Corporation”).

B.    The Charter of the Corporation is amended and restated as follows:

1.    Name. The name of the corporation (which is hereinafter called the “Corporation”) is Mid-America Apartment Communities, Inc.

2.    For Profit. The Corporation is for profit.

3.    Principal and Registered Office. The address of the Corporation’s registered office is 800 S. Gay Street, Suite 2021, Knoxville, TN 37929 and its principal office is 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

4.    Registered Agent. The name of the Corporation’s registered agent at that office is CT Corporation System.

5.    Incorporator. The name and address of the incorporator is John A. Good, 6075 Poplar Avenue, Suite 623, Memphis, Tennessee 38119.

6.    Authorized Capital Stock. The total number of shares of stock which the Corporation has authority to issue is one hundred forty-five million (145,000,000) shares of Common Stock, $.01 par value per share, and twenty million (20,000,000) shares of Preferred Stock, $.01 par value per share.

The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions as may be fixed by the Board of Directors. For ease of reference, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions for each series of Preferred Stock previously designated by the Board of Directors are set forth on Schedules A, B, C, E, F, G, H and I to this Composite Charter. As of February 24, 2017, the Preferred Stock designated as “8.50% Series I Cumulative Redeemable Preferred Stock”, the rights, preferences, privileges and voting powers of which are set forth on Schedule I to this Composite Charter, is the only Preferred Stock of the Corporation that remains issued and outstanding.

7.    Directors.

(a)    The Corporation shall have a Board of Directors consisting of not less than three (3) nor more than nine (9) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors. However, the number of directors shall never be less than the minimum number required by the Tennessee Business Corporation Act. A director need not be a shareholder. Prior to the 2008 annual meeting of shareholders, the Corporation had a classified board of directors. Commencing with the 2008 annual meeting of shareholders, as the terms of the classified directors expire, such directors will subject to election annually to serve a one year term and until their successors are duly elected and qualified. The effect of this provision is that beginning with the annual meeting of shareholders in 2010 and for each annual shareholder meeting thereafter, the shareholders shall elect directors to serve one-year terms and until their successors are duly elected and qualified.

(b)    Independent Directors. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director’s term of office), a majority of the Board of Directors shall be comprised of persons who are not officers

Exhibit 3.1

or employees of the Corporation, “Affiliates” of the Corporation, or “Affiliates” of (i) any subsidiary of the Corporation, or (ii) any partnership which is an Affiliate of the Corporation.

(c)    Definition of Affiliate. For purposes of the foregoing subsection, “Affiliate” of a person shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term “person” means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

(d)    Amendment of this Article. Notwithstanding any other provision of this Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, this Charter or the Bylaws of the Corporation), the provisions of this Article 7 shall not be amended, altered, changed or repealed without the affirmative vote of at last eighty percent (80%) of the members of the Board of Directors or the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single voting group.

8.    Dividends. All shares of Common Stock will participate equally in dividends payable to holders of shares of Common Stock when and as declared by the Board of Directors and in net assets available for distribution to holders of shares of Common Stock upon liquidation or dissolution.

9.    Preemptive Rights. No holder of shares of capital stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

10.    Limitation of Director Liability. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that this provision shall not eliminate or limit the liability of a director: (A) for any breach of the director’s duty of loyalty to the Corporation or its shareholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (C) under Section 48-18-304 of the Tennessee Business Corporation Act. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this provision became effective. No amendment of this provision after the time of its effectiveness shall affect in any manner the elimination or limitation on liability of directors for acts occurring prior to the time of such amendment.

11.    Indemnification. Any word or words defined in Part 5 of Chapter 18 of Title 48 of the Tennessee Code Annotated, as amended from time to time (the “Indemnification Article”) used in this Article 11, shall have the same meaning as provided in the Indemnification Article.

The Corporation shall indemnify and advance expenses to a director, officer, employee or agent of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Article.

12.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify such person against the same liability under the Indemnification Article.

13.    REIT Status. The Corporation shall seek to elect and maintain status as a real estate investment trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). It shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The Board of Directors shall take no action to disqualify the Corporation

Exhibit 3.1

as a REIT or to otherwise revoke the Corporation’s election to be taxed as a REIT without the affirmative vote of two-thirds (2/3) of the number of shares of Common Stock entitled to vote on such matter at a special meeting of the Shareholders.

14.    Restrictions on Transfer.

(a)    Affidavits of Transferees. Whenever it is deemed by the Board of Directors to be prudent in protecting the tax status of the Corporation as a REIT under the Code and regulations issued under the Code, the Board of Directors may require to be filed with the Corporation a statement or affidavit from each proposed transferee of shares of capital stock of the Corporation setting forth the number of such shares already owned by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. Any contract for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision.

(b)    Affidavits of Shareholders. Prior to any transfer or transaction which would cause a shareholder to own, directly or indirectly, shares in excess of the “Limit” as defined in paragraph (d) of this Article 14, and in any event upon demand of the Board of Directors, such shareholder shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation (a) owned directly and (b) owned indirectly by the person filing the affidavit. For purposes of this paragraph (b), shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and/or would be considered to own such shares by reason of the attribution rules in Section 544 (as modified by Section 856(h)) of the Code or the regulations issued thereunder.

The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by shareholders under Treasury Regulation Section 1.857-9 issued under the Code or similar provisions of any successor regulation, and in reports to be filed under section 13(d), or any successor rule thereto, of the Exchange Act. The affidavit, or an amendment thereto, shall be filed with the Corporation within ten (10) days after demand therefor and at least fifteen (15) days prior to any transfer or transaction which, if consummated, would cause the filing person to hold a number of shares of capital stock of the Corporation in excess of the “Limit” as defined in paragraph (d) of this Article 14.

(c)    Void Transfers. Notwithstanding any other provision hereof to the contrary, except Sections 14(e) and 14(k), any acquisition of shares of capital stock that (i) causes any person’s ownership to exceed the Limit (as defined in Section 14(d)) or (ii) would result in the disqualification of the Corporation as a REIT under the Code shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of those shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then those shares shall be deemed to be Excess Shares (as defined in Section 14(d)) and subject to Section 14(f) below.

(d)    Excess Shares. Except as provided in Section 14(e), no person shall at any time directly or indirectly own in the aggregate more than 9.9% of the outstanding shares of capital stock of the Corporation (the “Limit”). Shares which but for this Section 14(d) would be owned by a person and would, at any time, be in excess of the Limit shall be deemed “Excess Shares” and shall become subject to Section 14(f). For the purpose of determining whether shares are Excess Shares, “ownership” of shares shall be deemed to include shares constructively owned by a person under the provisions of Section 544 (as modified by Section 856(h)) of the Code. All shares of capital stock of the Corporation which any person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into those shares, if any, shall be considered outstanding for purposes of determining the applicable Limit if such inclusion will cause such person to own more than the Limit.

(e)    Exemptions. The ownership limits set forth in Sections 14(c) and 14(d) shall not apply to the acquisition of shares of capital stock of the Corporation by an underwriter in a public offering of those shares or in any transaction involving the issuance of shares of capital stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring those shares will timely distribute those shares to or among others so that, following such distribution, the ownership of those shares will not be in violation of Section 14(c) or 14(d). The Board of Directors in its discretion may exempt from the Limit and from the filing requirements of Section 14(b) ownership or transfers of certain designated shares of capital stock of the Corporation while owned by or transferred to a person who has provided the Board of Directors with evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a REIT under the Code and the regulations issued under the Code would not be jeopardized thereby.

(f)    Treatment of Excess Shares.

Exhibit 3.1

(i)    If the Board of Directors of the Corporation shall at any time determine that a transaction has taken place within the scope of Section 14(c) or that any person intends to acquire Excess Shares, the Board of Directors shall take such action as it or they deem advisable to refuse to give effect to or to prevent such transaction, including but not limited to refusing to give effect to such transfer on the books of the Corporation.

(ii)    If, notwithstanding Sections 14(c) and (f)(i), a purported transferee (“Record Transferee”) acquires Excess Shares, the Record Transferee shall be deemed to have received such Excess Shares as agent on behalf of, and to hold such Excess Shares in trust for the exclusive benefit of, the person(s) to whom the Excess Shares may be later transferred pursuant to Section 14(f)(iii). The Record Transferee shall have no right to receive dividends or other distributions on the Excess Shares and shall have no right to vote the Excess Shares. The Record Transferee shall have no claim, cause of action, or any other recourse whatsoever against the transferor of the Excess Shares. The Record Transferee’s sole right with respect to the trust shall be to receive, at the Corporation’s sole and absolute discretion, either (i) an amount upon the resale of the Excess Shares as directed by the Corporation pursuant to Section 14(f)(iii) or (ii) an amount upon the redemption of the Excess Shares by the Corporation pursuant to Section 14(f)(iii).

(iii)    The Board of Directors shall, within six months after receiving notice of a transfer that causes a Record Transferee to own Excess Shares, either, in its sole and absolute discretion, (a) direct the Record Transferee to sell all of the Excess Shares held in trust pursuant to Section 14(f)(ii) for cash in such manner as the Board of Directors directs or (b) redeem such Excess Shares for the price and on the terms set forth in Section 14(f)(iii)(b) on such date within such six month period as the Board of Directors may determine.

(a)If the Board of Directors directs the Record Transferee to sell the Excess Shares held in trust, the Record Transferee shall pay the Corporation out of the proceeds of such sale all expenses incurred by the Corporation in connection with such sale plus any remaining amount of such Proceeds that exceeds the amount paid by the Record Transferee for the Excess Shares, and the Record Transferee shall be entitled to retain only any proceeds in excess of such amount required to be paid to the Corporation.

(b)    If the Board of Directors determines to redeem the Excess Shares, written notice of redemption (the “Notice”) shall be provided to the Record Transferee of the Excess Shares not less than one week prior to the redemption date (the “Redemption Date”) determined by the Board of Directors and included in the Notice. The redemption price per share to be paid for Excess Shares will be equal to the lesser of (i) the principal price paid by the Record Transferee from whom Excess Shares are being redeemed or (ii) (a) the closing price per share of the shares on the principal national securities exchange on which the shares are listed or admitted to trading, (b) if the shares are not so listed or admitted to trading, the closing bid price on the date of Notice as reported on the National Association of Securities Dealers, Inc. System, if quoted thereon (the price per share determined under clause (a) or (b) being herein defined as the “Market Price”), or (c) if a Market Price is not determinable in accordance with either clause (a) or (b) of this sentence, the net asset value per share on the date of Notice determined in good faith by the Board of Directors, (iii) the Market Price on the date on which the person would but for this Article 14 have been deemed to acquire ownership of the Excess Shares, or (iv) the maximum price allowed under Part 5 of Chapter 35 of Title 48 of the Tennessee Code Annotated. The amount payable to the Record Transferee for Excess Shares so redeemed may be paid, at the option of the Corporation, in the form of the number of “Units” equal to the number of shares redeemed divided by the “Conversion Factor,” as those terms are defined in the Partnership Agreement of Mid-America Apartment Communities, Inc. The redemption price for any shares of capital stock of the Corporation so redeemed shall be paid on the Redemption Date. From and after the Redemption Date, the holder of any redeemed shares of capital stock of the Corporation shall cease to be entitled to any distributions or other benefits with respect to redeemed shares, except the right to receive payment of the redemption price fixed as aforesaid.

(g)    Application of Article. Subject to the provisions of Section 14(k) hereof, nothing contained in this Article 14 or in any other provision hereof shall limit the authority of the Board of Directors to take any and all other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of its shareholders by maintaining the Corporation’s eligibility to be, and preserving the Corporation’s status as, a REIT under the Code.

(h)    Definition of “Person”. For purposes of this Article only, the term “person” shall include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

(i)    Severability. If any provision of this Article 14 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be

Exhibit 3.1

affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of that court.

(j)    Legend. Certificates representing shares of capital stock of the Corporation shall bear a legend referencing the restrictions set forth in this Article 14.

(k)    NYSE Settlement. Nothing in these Articles of Incorporation shall preclude any settlement transaction with respect to the Common Stock of the Company entered into through the facilities of the New York Exchange.

Exhibit 3.1

SCHEDULE A

DESIGNATION OF
9.5% SERIES A CUMULATIVE PREFERRED STOCK

1.    Designation and Number. A series of Preferred Stock, designated the “9.5% Series A Cumulative Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The number of shares of the Series A Preferred Stock shall be 2,000,000.
2.    Maturity. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.
3.    Rank. The Series A Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series A Preferred Stock prior to conversion.
4.    Dividends
(a)    Holders of shares of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 9.5% per annum of the Liquidation Preference (as defined below) per share (equivalent to a fixed annual amount of $2.375 per share). Dividends on the Series A Preferred Stock shall be cumulative from the date of original issue and shall be payable monthly in arrears on or before the 15th day of each month, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). The first dividend, which will be paid on November 15, 1996, will be for less than a full month. Such dividend and any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).
(b)    No dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c)    Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series A Preferred Stock will not bear interest and holders of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

Exhibit 3.1

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company’s qualification as a REIT). Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided above. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.
5.    Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the. Company, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights. The Company will promptly provide to the holders of Series A Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.
6.    Redemption.
(a)    The Series A Preferred Stock is not redeemable prior to November 1, 2001. On and after November 1, 2001, the Company, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.
(b)    Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.
(c)    Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days

Exhibit 3.1

prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the Series A Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.
(d)    Immediately prior to any redemption of Series A Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.
(e)    Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series A Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accrued and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series A Preferred Stock are being redeemed.
7.    Voting Rights.

(a)    Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)    Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for eighteen or more months (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock (voting separately as a class with all other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. Such Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series A Preferred Stock and such Parity Preferred present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)    So long as any shares of Series A Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Designating Amendment, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided,

Exhibit 3.1

however, that with respect to the occurrence of any Event set forth above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation of issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.    Conversion. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

Exhibit 3.1

SCHEDULE B

DESIGNATION OF
8 7/8% SERIES B CUMULATIVE PREFERRED STOCK

1.    Designation and Number. A series of Preferred Stock, designated the “8 7/8% Series B Cumulative Preferred Stock” (the “Series B Preferred”), is hereby established. The number of shares of the Series B Preferred shall be 2,156,250.

2.    Maturity. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.    Rank. The Series B Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, including the Company’s 9.5% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series B Preferred Stock prior to conversion.

4.    Dividends.

(a)    Holders of shares of the Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payments of dividends, preferential cumulative cash dividends at the rate of 8 7/8% per annum of the $25 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $2.21875 per share). Dividends on the Series B Preferred Stock shall be cumulative from the date of original issue and shall be payable monthly in arrears on or before the 15th day of each month, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). The first dividend, which will be payable on December 15, 1997, will be for less than a full month. Such dividend and any dividend payable on the Series B Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series B Preferred Stock will not bear interest and holders of the Series B Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series B Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of Parity Preferred Stock, shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

Exhibit 3.1

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided above. Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

5.    Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series B Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series B Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the Liquidation Preference on the Series B Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series B Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series B Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series B Preferred Stock and such other series of Parity Preferred Stock bear to each other. Holders of Series B Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

6.    Redemption.

(a)    The Series B Preferred Stock is not redeemable prior to December 1, 2002. However, in order to ensure that the Company will continue to meet the requirement for qualification as a REIT, the Series B Preferred Stock will be subject to provisions in the Company’s Charter (the “Charter”) pursuant to which shares of capital stock of the Company owned by a shareholder in excess of 9.9% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit”) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. On and after December 1, 2002, the Company, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

(b)    Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by

Exhibit 3.1

the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series B Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c)    Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the Series B Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(d)    Immediately prior to any redemption of Series B Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)    The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series B Preferred Stock acquired by a shareholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series B Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accrued and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series B Preferred Stock are being redeemed.

7.    Voting Rights.
(a)    Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)    Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for eighteen or more months (a “Preferred Dividend Default”), the holders of such shares of Series B Preferred Stock voting separately as a class together with the holders of the Series A Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series B Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series B Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series B Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series B Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock

Exhibit 3.1

when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)    So long as any shares of Series B Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Designating Amendment, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.    Conversion. The Series B Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

Exhibit 3.1

SCHEDULE C

DESIGNATION OF
9 3/8% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

1.    Designation and Number. A series of Preferred Stock, designated the “9 3/8% Series C Cumulative Redeemable Preferred Stock” (the “Series C Preferred Stock”), is hereby established. The number of shares of the Series C Preferred shall be 2,000,000.

2.    Maturity. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.    Rank. The Series C Preferred Stock ranks senior to the Common Stock with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. The Series C Preferred Stock ranks on a parity with the Company’s 9.5% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) and the Company’s 8 7/8% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) with respect to payment of dividends and amounts upon liquidation, dissolution and winding up. While any shares of Series C Preferred Stock are outstanding, the Company shall not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series C Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding shares of Series C Preferred Stock and all other Voting Preferred Shares (defined below), voting as a single class. However, the Company may create additional classes of stock or issue series of Preferred Stock ranking on a parity with the Series C Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up (a “Parity Stock”) without the consent of any holder of Series C Preferred Stock.

4.    Dividends. Holders of shares of Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available for payment, cumulative cash dividends payable at the rate of 9 3/8% of the liquidation preference per annum (equivalent to $2.34375 per annum per share). Dividends on the Series C Preferred Stock will accrue and be cumulative from the date of original issuance of the Series C Preferred Stock and shall be payable quarterly in arrears on the 15th calendar day of January, April, July, and October of each year (and if such day is not a business day, then no later than the next succeeding business day), commencing October 15, 1998 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). Each such dividend will be payable to holders of record as they appear on the stock records of the Company at the close of business on such record dates, which shall be on or about the 1st day of the calendar months in which the dividend payment dates fall or such other dates not less than 10 days nor more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Accumulations of dividends on shares of Series C Preferred Stock will not bear interest. Dividends payable on the Series C Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Except as provided in the next sentence, no dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series C Preferred Stock for all prior dividend periods. If accrued dividends on the Series C Preferred Stock for all prior dividend periods have not been paid in full, then any dividend declared on the Series C Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Series C Preferred Stock and such Parity Stock.

The Company will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (as defined below) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary), unless (A) all cumulative dividends with respect to the Series C Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series C Preferred Stock and any Parity Stock. The foregoing limitations do not restrict the Company’s ability to take the foregoing actions with respect to any Parity Stock.

As used herein, (i) the term “dividend” does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock, and (ii) the term “Junior Stock” means the Common Stock, and any other class of capital stock of the Company now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series C Preferred Stock.

Exhibit 3.1

5.    Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock will be entitled to receive $25.00 per share of Series C Preferred Stock plus an amount per share of Series C Preferred Stock equal to all dividends (whether or not declared) accrued and unpaid thereon to the date of final distribution to such holders (the “Liquidation Preference”), and no more. Until the holders of the Series C Preferred Stock have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Company. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock are insufficient to pay in full the Liquidation Preference and the liquidation preference with respect to any other shares of Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Series C Preferred Stock and any such Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series C Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full. Neither a consolidation or merger of the Company with another corporation, a statutory share exchange by the Company nor a sale or transfer of all or substantially all of the Company’s assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

6.    Redemption. On or after June 30, 2003, the shares of Series C Preferred Stock will be redeemable at the option of the Company, in whole or in part, at a redemption price equal to the Liquidation Preference of the Series C Preferred Stock to be redeemed, including accrued and unpaid dividends. The redemption price (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Company, and not from any other source. For purposes of the preceding sentence, the term “capital stock” means any equity securities (including Common Stock and Preferred Stock), shares, interests, participation or other ownership interests (however designated), depositary shares representing any of the foregoing, and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. In order to exercise its redemption option, the Company must issue a press release announcing the redemption. Notice of redemption will be given by mail or by publication in a newspaper of general circulation in the City of New York once per week for at least two successive weeks to the holders of the Series C Preferred Stock not more than four business days after the Company issues the press release announcing its intention to redeem the Series C Preferred Stock. A similar notice furnished by the Company will be mailed by the registrar, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the registrar. The redemption date will be a date selected by the Company not less than 30 nor more than 60 days after the date on which the Company issues the press release announcing its intention to redeem the Series C Preferred Stock. If fewer than all of the shares of Series C Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Company. On the redemption date, the Company must pay on each share of Series C Preferred Stock to be redeemed any accrued and unpaid dividends, in arrears up to the redemption date, except that in the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Series C Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares following such dividend payment record date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Series C Preferred Stock called for redemption after the redemption date. In the event that full cumulative dividends on the Series C Preferred Stock and any Parity Stock have not been paid or declared and set apart for payment, the Series C Preferred Stock may not be redeemed in whole or in part, and the Company may not purchase or acquire shares of Series C Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series C Preferred Stock. On and after the date fixed for redemption, provided that the Company has made available at the office of the registrar sufficient net proceeds from the sale of other capital stock of the Company to effect the redemption, dividends will cease to accrue on the Series C Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of Series C Preferred Stock at the close of business on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares of Series C Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption. At the close of business on the redemption date, each holder of Series C Preferred Stock (unless the Company defaults in the delivery of the shares of Common Stock deliverable in exchange therefor) will without any further action no longer be deemed a holder of the number of shares of Series C Preferred Stock to be redeemed.

7.    Voting Rights. Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of shares of Series C Preferred Stock will have no voting rights. If six or more quarterly dividends payable on the Series C Preferred Stock or any other Parity Stock are in arrears, whether or not declared and whether or not consecutive, the number of directors then constituting the Board of Directors of the Company will be increased by two and the holders of shares of Series C Preferred Stock, voting together as a class with the holders of any other series of Parity Stock (any such other series, the “Voting Preferred Shares”), will have the right to elect two additional directors to serve on the Company’s Board of Directors at an annual meeting of shareholders or a properly called special meeting of the holders of the Series C Preferred Stock and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the current quarterly period on

Exhibit 3.1

the Series C Preferred Stock and such other Voting Preferred Shares have been paid or declared and set aside for payment. The approval of two-thirds of the outstanding shares of Series C Preferred Stock and all other series of Voting Preferred Shares similarly affected, voting as a single class, will be required in order to amend the Charter or this Designating Amendment to affect materially and adversely the rights, preferences or voting power of the holders of the Series C Preferred Stock or the Voting Preferred Shares or to authorize, create, or increase the authorized amount of, any class of stock having rights senior to the Series C Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, the Company may create additional classes of Parity and Junior Stock, increase the authorized number of shares of Parity and Junior Stock and issue additional series of Parity and Junior Stock without the consent of any holder of Series C Preferred Stock. When exercising the voting rights described above, each share of Series C Preferred Stock shall have one vote per share, except that when voting as a single class with the Voting Preferred Shares, each share of Series C Preferred Stock and Voting Preferred Shares shall have one vote per $25.00 of stated liquidation preference. Except as required by law, the holders of Series C Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company. In addition, under Tennessee law, the Series C Preferred Stock will be entitled to vote as a separate voting group if the Series C Preferred Stock is affected by certain amendments to the Charter, whether made by filing articles of amendment or by a merger or share exchange. In particular, if a proposed amendment to the Charter requires shareholder action, a separate class or series of shares will be entitled to vote as a separate voting group on any amendment that would: (i) increase or decrease the aggregate number of authorized shares of that class; (ii) effect an exchange or reclassification of all or part of the shares of the class into shares of another class; (iii) effect an exchange or reclassification, or create a right of exchange, of all or part of the shares of another class into shares of the class; (iv) change the designation, rights, preferences, or limitations of any shares of the class; (v) change the shares of all or part of the class into a different number of shares of the same class; (vi) create a new class or change a class with subordinate and inferior rights into a class of shares, having rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of the class, or increase the rights, preferences or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class; (vii) limit or deny an existing preemptive right of all or part of the shares of the class, if any; (viii) authorize the issuance as a share dividend of shares of such class in respect of shares of another class; (ix) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on any shares of that class; or (x) change the corporation into a non-profit corporation or a cooperative organization. If a proposed amendment would affect a series or class of shares in one or more of the ways described in this paragraph, the shares of that series or class are entitled to vote as a separate voting group on the proposed amendment. The above mandatory voting rights apply regardless of whether the change is favorable or unfavorable to the affected series or class. A mandatory voting right also is given to class or series of shares for approval of a share dividend payable in the shares of that class or series on the shares of another class or series. Unless the Charter, the Company’s Bylaws, or the Board of Directors requires a higher vote, the vote required within each voting group will be a majority of shares actually cast at a meeting at which a quorum is present, except that if the proposed amendment creates dissenters’ rights for any voting group, the vote required within that voting group will be a majority of the total votes in that voting group entitled to be cast on the amendment. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.    Conversion. Shares of Series C Preferred Stock will not be convertible into any other securities of the Company.

Exhibit 3.1

SCHEDULE E

DESIGNATION OF
9.5% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

1.    Designation and Number. A series of Preferred Stock designated the “9.5% Series E Cumulative Redeemable Preferred Stock” (the “Series E Preferred Stock”), is hereby established. The number of shares of the Series E Preferred Stock shall be 1,000,000.

2.    Maturity. The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.    Rank. The Series E Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Junior Stock (as defined below) (ii) on a parity with all Parity Stock (as defined below); and (iii) junior to all existing and future debt for money borrowed of the Company. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series E Preferred Stock prior to conversion. While any shares of Series E Preferred Stock are outstanding, the Company shall not issue or authorize the issuance of any Senior Stock (as defined below) without the consent of the holders of two-thirds of the outstanding shares of Series E Preferred Stock, voting separately as a class.

4.    Dividends.

(a)    Holders of shares of the Series E Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the Series E Dividend Rate (as defined below). Dividends on the Series E Preferred Stock shall be cumulative, whether or not declared, on a daily basis from the date of original issue and shall be payable monthly (each such monthly period being herein called a “Dividend Period”) in arrears on or before the 15th day of each month, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). The first dividend, which will be paid on January 15, 1999, will be for less than a full month. Such dividend and any dividend payable on the Series E Preferred Stock for any partial Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Notwithstanding anything herein to the contrary, dividends on any dividend that is accrued and unpaid on the Series E Preferred Stock shall accrue from the Dividend Payment Date on which such dividend was payable.

(b)    Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

(c)    Holders of shares of the Series E Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, other than as provided above or in Section 6. Any dividend payment made on shares of the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

5.    Redemption.

(a)    The Series E Preferred Stock is not redeemable by the Company other than upon the request of a holder of Series E Preferred Stock as provided below.

(b)    Any holder of Series E Preferred Stock may, at such holder’s option upon not less than 150 days’ written notice (such notice, a “Redemption Notice”), cause the Company to redeem such holder’s shares of the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price (the “Redemption Price”) per share equal to the amount (including with respect to accrued and unpaid dividends) that would be payable to the holder of such shares if the Company were liquidated, dissolved or wound up (determined as provided below) on the date of redemption, less any dividend payable as provided in the first sentence of Section 5(d) and actually paid on the applicable Dividend Payment Date; provided, however, that a Redemption Notice may be sent by a holder of Series E Preferred Stock prior to August 1, 2003 only (i) in the event of a Change of Control (as defined below) or (ii) upon the occurrence and during the continuance of a Series E Event of Non-Compliance (in

Exhibit 3.1

which case the Company shall redeem such holder’s shares in accordance with the provisions hereof whether or not such Series E Event of Non-Compliance exists at the date fixed for redemption in such Redemption Notice). Any Redemption Notice shall be addressed to the secretary of the Company at the Company’s principal executive office, and shall state the name of the applicable holder of Series E Preferred Stock, the address of such holder, the number of shares to be redeemed (which shall be no less than 4,000 shares) and the date fixed for redemption of such shares. Holders of Series E Preferred Stock to be redeemed shall surrender such Series E Preferred Stock at a place designated by the Company in writing at least ten days prior to the date fixed for redemption and shall be entitled to the Redemption Price following such surrender. If notice of redemption with respect to any shares of Series E Preferred Stock has been given and if the funds or the full required number from time to time of Set Aside Shares (as defined below) necessary for such redemption have been set aside by the Company in irrevocable trust for the benefit of the holders of any shares of Series E Preferred Stock to be redeemed (and, the Redemption Price (including cash proceeds described in the final paragraph of Section 5(c), if applicable) with respect to such shares is in fact paid to such holders on the applicable redemption date), then from and after such redemption date dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price.

(c)    The Company may elect to redeem shares of Series E Preferred Stock in shares of Common Stock of the Company in lieu of cash or to make such redemption partially in Common Stock and partially in cash by giving notice of such election not less than 90 days after receipt of an applicable Redemption Notice to each holder of Series E Preferred Stock to which the Company desires such election to apply; provided, however, that any such election by the Company shall apply equally to all shares of Series E Preferred Stock to be redeemed on the same redemption date. Such election may be revoked (or modified to decrease the proportion of Common Stock to be received by holders) by the Company, notwithstanding any statement of such election in the notice to holders referred to in the immediately preceding sentence, at any time prior to the applicable redemption date, with or without notice of such revocation to the holders hereof. The number of shares of Common Stock per share of Series E Preferred Stock to be delivered to the holders of the shares of Series E Preferred Stock Company shall be calculated as follows:

(1)    the cash that would otherwise be payable by the Company to a holder of a share of Series E Preferred Stock upon a cash redemption of such shares, divided by

(2)    the Common Stock Price on the third business day prior to the redemption date.

If the Company elects to redeem shares of Series E Preferred Stock in shares of Common Stock, upon the request of holders of shares of the Series E Preferred Stock which are the subject of redemption, which request is received by the Company at least 30 calendar days prior to the applicable redemption date, the Company shall have the obligation to register such shares of Common Stock for public offering and sale under the Federal securities laws and such holders shall have the obligations to cooperate with the Company with respect to such registration. The Company shall select the underwriter for any public distribution of such shares of Common Stock. Any underwriting agreement entered into in connection with such public distribution shall provide for a “firm commitment” underwriting and shall provide for a scheduled closing date not later than three business days following the date fixed for redemption. The underwriting discount and all other expenses of registration and sale shall be borne by the Company. If for any reason the net proceeds from such public distribution of shares of Common Stock received by such holders shall be less than 100% of the portion of the Redemption Price for the shares of Series E Preferred Stock redeemed that is paid for in Common Stock (the “Deficiency”), the Company shall pay to the holders of such shares on a pro rata basis (i) an amount equal to the Deficiency in cash or a sufficient number of additional shares of Common Stock which shall be registered and sold as described above to pay the Deficiency in full and (ii) interest on the Deficiency at the Series E Dividend Rate for the period from and including the applicable redemption date to the date on which cash in the amount of the Deficiency plus all accrued interest thereon pursuant to this clause (ii) is finally paid in full to the holders of shares of Series E Preferred Stock to which such Deficiency relates.

(d)    If a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series E Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Otherwise, upon redemption of any shares of Series E Preferred Stock and payment or setting aside in irrevocable trust of the full Redemption Price, no further dividend (including accrued and unpaid dividends) shall be payable with respect to such shares.

6.    Certain Payment Restrictions.

(a)    Notwithstanding Sections 4 and 5, no dividends on shares of Series E Preferred Stock shall be declared by the Board of Directors nor shall any dividends or cash amounts payable by the Company in respect of shares of Series E Preferred Stock being redeemed at the election of the holders thereof be paid or set apart for payment by the Company at such time as the

Exhibit 3.1

terms and provisions of any agreement of the Company in effect on the date of original issuance of the Series E Preferred Stock, including any such agreement relating to its indebtedness (or any refinancings of such agreements), prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. The Company shall use its best efforts (i) to permit dividends on the Series E Preferred Stock to be paid and cash redemptions of shares of the Series E Preferred Stock to be made without causing any such breach or default and (ii) not to be subject to any such restriction or prohibition of law.

(b)    Notwithstanding the foregoing, dividends on the Series E Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends or the payment of dividends would cause any breach or default and whether or not such dividends are declared. Except as set forth in the immediately succeeding sentence, no dividends will be declared or paid or set aside for payment on any Parity Stock or Junior Stock (other than a dividend in shares of Junior Stock) for any period unless full cumulative dividends have been or contemporaneously are likewise declared and paid or declared and a sum sufficient for the payment thereof is set apart in irrevocable trust for the benefit of the holders of Series E Preferred Stock for such payment on the Series E Preferred Stock for all past Dividend Periods and the then current Dividend Period. Notwithstanding the foregoing, the Company may from time to time declare dividends on Parity Stock at times when dividends are not paid in full (or a sum sufficient for such full payment is not so set apart in irrevocable trust) upon the Series E Preferred Stock and the shares of any series of Parity Stock, provided that all dividends declared upon the Series E Preferred Stock and any series of Parity Stock shall be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and the Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and the Parity Stock (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods for any Parity Stock which does not have a cumulative dividend) bear to each other.

(c)    No dividends (other than in shares of Junior Stock) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any Parity Stock or Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any Parity Stock or Junior Stock, nor shall any shares of Parity Stock or Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company or by any Person (as defined below) directly or indirectly controlled by the Company (except by conversion into or exchange for Junior Stock for the purpose of preserving the Company’s qualification as a REIT), unless full cumulative dividends on the Series E Preferred Stock likewise have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart in irrevocable trust for the benefit of the holders of the Series E Preferred Stock for payment for all past Dividend Periods and the then current Dividend Period.

(d)    No dividends (other than in shares of Junior Stock) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any Junior Stock, nor shall any shares of Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company or by any Person directly or indirectly controlled by the Company (except by conversion into or exchange for Junior Stock for the purpose of preserving the Company’s qualification as a REIT) on any date unless the full Redemption Price with respect to all shares of Series E Preferred Stock as to which there has been delivered a Redemption Notice on or before the earlier of (i) such date and (ii) with respect to redemptions, purchases or other acquisitions of Junior Stock, the date, if any, on which the applicable notice of redemption, purchase or other acquisition of such Junior Stock was sent or received, as applicable, by the Company (or applicable Person directly or indirectly controlled by the Company) has been paid in full to or set aside in irrevocable trust (in cash or in shares of Common Stock in accordance with Section 5(b) and 5(c)) for the benefit of the applicable holder of Series E Preferred Stock; provided, however, that the Company may pay Regular Dividends that were declared prior to the date on which the Company received an applicable Redemption Notice.

(e)    No Parity Stock shall be redeemed, purchased, or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company or any Person directly or indirectly controlled by the Company (except by conversion into or exchange for Junior Stock for the purpose of preserving the Company’s qualification as a REIT) on any date unless the full Redemption Price with respect to all shares of Series E Preferred Stock as to which there has been delivered a Redemption Notice on or before the earlier of (i) such date and (ii) the date, if any, on which the applicable notice of redemption, purchase or other acquisition of such Parity Stock was sent or received, as applicable, by the Company (or applicable Person directly or indirectly controlled by the Company) has been paid to or set aside in irrevocable trust (in cash or in shares of Common Stock in accordance with Section 5(b) and 5(c)) for the benefit of the applicable holders of Series E Preferred Stock.

Exhibit 3.1

(f)    Notwithstanding anything in Section 5 or this Section 6 to the contrary, whenever the Company shall set aside shares of Common Stock in irrevocable trust for the benefit of holders of Series E Preferred Stock, such trust shall nevertheless terminate and such shares of Common Stock shall be released to the Company if the Company (i) pays to or (ii) sets aside in irrevocable trust for the benefit of the applicable holders, cash in the full amount then required to be paid with respect to all shares of Series E Preferred Stock with respect to which such set aside was originally required.

7    Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series E Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution of assets is made to holders of Junior Stock (including, without limitation, Common Stock). The Company will promptly provide to the holders of Series E Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are not sufficient to pay in full the liquidation preference payments payable to the holders of outstanding shares of the Series E Preferred Stock and all other Parity Stock, then the holders of all such shares shall share equally and ratably in any such distribution of assets in proportion to the full liquidation preference to which each is entitled until such liquidation preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

(b)    The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

8.    Voting Rights.

(a)    Holders of the Series E Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)    In the event of any Series E Event of Non-Compliance, the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit, and the holders of the Series E Preferred Stock will be entitled to vote separately as a class for the election of, a total of two additional directors of the Company (the “Series E Directors”) at a special meeting called by the holders of record of at least 20% of the Series E Preferred Stock or at the next annual meeting of shareholders, and at each subsequent annual meeting until the first such meeting as of which no Series E Event of Non-Compliance exists and as of which the dividend for the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series E Preferred Stock are represented in person or by proxy at such meeting. Such Series E Directors shall be elected upon the affirmative vote of a plurality of the shares of Series E Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when no Series E Event of Non-Compliance exists and the dividend for the then current Dividend Period on the Series E Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every subsequent Series E Event of Non-Compliance) and the term of office of each Series E Director so elected shall terminate. Any Series E Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series E Preferred Stock when they have the voting rights described above (voting separately as a class). So long as a Series E Event of Non-Compliance shall continue, any vacancy in the office of a Series E Director may be filled by written consent of the Series E Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series E Preferred Stock when they have the voting rights described above (voting separately as a class). The Series E Directors shall each be entitled to one vote per director on any matter.

(c)    During the continuance of a Series E Event of Non-Compliance, the Company shall not (and shall not allow any of its subsidiaries, including the Operating Partnership, to) without the consent of the Series E Directors (or, if there are no Series E Directors, the consent of holders of two-thirds of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class)): (i) amend, alter or repeal the Charter (including the Series E Articles), the By-Laws or the Partnership Agreement (as defined below); (ii) directly or indirectly sell, lease, exchange, transfer or otherwise dispose of all or any substantial part of the assets of the Company or the Operating Partnership (in one or a

Exhibit 3.1

series of transactions); (iii) merge or consolidate with or into any other Person (in one or a series of transactions) or consummate any similar transaction; (iv) create, issue or increase the amount of authorized shares of any series of Preferred Stock or (v) incur any Indebtedness in excess of $1 million; provided, however, that the Series E Directors or holders of the Series E Preferred Stock, as applicable, shall be deemed to consent without any vote to any event described in clause (iv) or clause (v) above if (A) the documents governing any such transaction specifically provide that such portion of the proceeds thereof as is necessary to pay in cash the full Redemption Price with respect to all outstanding shares of Series E Preferred Stock on the date such transaction occurs shall be paid directly to the holders of the Series E Preferred Stock (without being first paid over to the Company) as of such date (and such holders shall be deemed to have requested redemption of all outstanding shares of the Series E Preferred Stock as of such date and the Company shall be deemed to have agreed to such redemption and to waived any requirement of notice with respect thereto) and (B) such Redemption Price is in fact paid in cash to such holders as of such date.

(d)    So long as any shares of Series E Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) liquidate, wind up or dissolve the Company or the Operating Partnership or (ii) amend, alter or repeal the provisions of the Charter (including the Series E Articles), the By-Laws or the Partnership Agreement, whether by merger, consolidation or otherwise, in a manner that would adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof.

(e)    The preceding voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed as provided above.

9.    Conversion. The Series E Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

10.    Reports. So long as any shares of Series E Preferred Stock are outstanding, the Company will provide to the holders of Series E Preferred Stock copies of the annual reports and of the information, documents and other reports that the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For so long as any of the shares of the Series E Preferred Stock are outstanding, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder and to each prospective purchaser (as designated by such holder) of Series E Preferred Stock, any information required to be provided by Rule 144A(d)(4) under the Securities Act of 1933, as amended.

11.    Certain Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

“Change of Control” shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all or substantially all the assets of the Company or the Operating Partnership to any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) (other than any subsidiary of the Company) shall have occurred: (ii) any “person” or “group” as aforesaid becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Common Stock Price” means the closing price of the Common Stock on the New York Stock Exchange (“NYSE”) Composite tape or, if the Common Stock is not then listed for trading on the NYSE, the closing price of the Common Stock as reported on the consolidated transaction reporting system for the principal securities exchange on which the Common Stock is so listed or, if the Common Stock is not so listed on any such exchange, the last quoted price in the over-the-counter market as reported on the National Association of Securities Dealers, Inc. Automated Quotation System or, if the Common Stock is not so listed or so quoted, the higher of the then book value per share of Common Stock and the then fair market value per share of Common Stock, determined by a nationally recognized independent investment banking firm selected by the Company.

“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation

Exhibit 3.1

of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any capital lease obligation of such Person, (vi) the notional amount of any interest hedging obligations or exchange rate obligations of such person, (vii) any indebtedness attributable to any sale and leaseback transaction to which such person is a party and (viii) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

“Junior Stock” means all Common Stock of the Company, and all equity securities ranking junior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company, including the Company’s Series D Junior Participating Preferred Stock.

“Operating Partnership” means Mid-America Apartments, L.P., a Tennessee limited partnership.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of November 24, 1997.

“Parity Stock” means collectively, (A)(1) the Company’s 9.5% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”), (2) the Company’s 8 7/8% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) and (3) the Company’s 9.375% Series C Cumulative Preferred Stock (the “Series C Preferred Stock”) and (B) all equity securities issued by the Company at any time or from time to time in accordance with the provisions hereof the terms of which specifically provide that such equity securities rank on a parity with the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other form of entity or any government or any agency or subdivision thereof.

“Regular Dividend” means (i) with respect to the Company’s Common Stock, the annual dividend announced by the Company’s Board of Directors with respect to the year of determination, to the extent that such dividend does not exceed the announced dividend for the immediately preceding a year by more than five percent and (ii) with respect to any series or class of the Company’s Preferred Stock, the annual dividend set forth in the Articles of Amendment to the Company’s Amended and Restated Charter which originally divided and classified such class or series of Preferred Stock.

“Senior Stock” means any class or series of equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

“Series E Articles” means the Articles of Amendment to the Charter which designated and fixed the terms, rights and preferences of the Series E Preferred Stock.

“Series E Dividend Amount” means the sum of (i) the Liquidation Preference and (ii) all accrued and unpaid dividends with respect to the Series E Preferred Stock; provided, however, that no dividend with respect to the Series E Preferred Stock will be considered unpaid, nor shall payment thereof be considered in arrears, if such dividend is paid on the Dividend Payment Date on which it originally accrues.

“Series E Dividend Rate” means, with respect to each share of Series E Preferred Stock, a rate of 9.5% per annum of the Series E Dividend Amount; provided, however, that upon the occurrence and during the continuance of any Series E Event of Non-Compliance (as defined below), the Series E Dividend Rate shall increase to 14.5% per annum of the Series E Dividend Amount. Such increase in the Series E Dividend Rate shall be in addition to any other rights and remedies the holders of the Series E Preferred Stock may have at law or in equity upon the occurrence of a Series E Event of Non-Compliance.

“Series E Event of Non-Compliance” means the occurrence of any of the following events: (i) all accrued dividends with respect to the Series E Preferred Stock shall not be paid in full for any three consecutive Dividend Payment Dates (after giving effect to any dividends paid on the third such Dividend Payment Date), (ii) the Company for any reason, including the applicability of Section 6 (Certain Payment Restrictions) hereof, shall not redeem any share of Series E Preferred Stock on the date fixed for

Exhibit 3.1

redemption thereof in the applicable Redemption Notice or fulfill all its obligations under Section 5(c), (iii) the Company shall breach any of its other material obligations under Series E Articles, (iv) the Company shall fail to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any subsidiary of the Company, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or that has been accelerated, aggregates $1 million or more at the time of such default, in each case (with respect to this cause (iv) only), after a 30-day period during which such default shall not have been cured or such acceleration rescinded, (v) the Company or the Operating Partnership files, or has filed against it, a petition to have it declared bankrupt or calling for its reorganization or arrangement under any law relating to bankruptcy or insolvency, unless, in the case of a petition filed against the Company or the Operating Partnership, as applicable, such petition is dismissed within sixty days or (vi) the Company or the Operating Partnership applies for or consents to the appointment of a receiver, trustee or conservator for any portion of its property or such appointment is made without the consent of the Company or the Operating Partnership, as applicable, and is not vacated within sixty days.

“Set Aside Shares” means, with respect to any shares of Series E Preferred Stock to be redeemed by the holder thereof, a number of shares of Common Stock equal to the cash Redemption Price set forth in the applicable Redemption Notice divided by the average Common Stock Price over the three most recent business days; provided, however, that the number of Set Aside Shares shall be readjusted (i) every thirty days after the initial determination thereof with respect to any redemption of shares of Series Preferred Stock based upon the average Common Stock Price over the three then most recent business days and (ii) any time the Common Stock Price on any business day is five percent or more below the Common Stock Price most recently determined for purposes of calculating the number of Set Aside Shares with respect to such redemption of Series E Preferred Stock, and upon any such recalculation pursuant to clause (i) or clause (ii) of this definition the number of Set Aside Shares with respect to such redemption of Series E Preferred Stock shall be adjusted upward or downward (as applicable) by the Company within two business days thereafter such that the product of the number of Set Aside Shares and the Common Stock Price most recently determined with respect to such redemption of Series E Preferred Stock is equal to the applicable Redemption Price.

Exhibit 3.1

SCHEDULE F

DESIGNATION OF
9¼% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK

1.    Designation and Number. A series of Preferred Stock, designated the “9¼% Series F Cumulative Redeemable Preferred Stock” (the “Series F Preferred”), is hereby established. The number of shares of the Series F Preferred shall be 3,000,000.

2.    Maturity. The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.    Rank. The Series F Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution, or winding up of the Company, will rank (i) senior to all classes or series of common stock, $.01 par value per share, of the Company (the “Common Stock”), and to all equity securities ranking junior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution, or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, including the Company’s 9.5% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”), 8 7/8% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) and the 9 3/8% Series Cumulative Preferred Stock (the “Series C Preferred Stock”), and the 9.5% Series E Cumulative Preferred Stock (the “Series E Preferred Stock”), the terms of which specifically provide that such series of equity securities rank on a parity with the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution, or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

4.    Dividends.

(a)    Holders of shares of the Series F Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 9¼% per annum of the $25 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $2.3125 per share). Dividends on the Series F Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable monthly in arrears on the 15th day of each calendar month, or, if not a business day, on the next succeeding business day (each, a “Dividend Payment Date”). The first dividend, which will be payable on November 15, 2002, will be for less than a full month. Such dividend and any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on shares of Series F Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at any time that the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series F Preferred Stock will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series F Preferred Stock will not bear interest, and holders of the Series F Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any common stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series F Preferred Stock (other than a dividend in shares of the Common Stock or in shares of any other class of stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series F Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other series of Parity Preferred Stock, shall be allocated pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series F Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect

Exhibit 3.1

of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series F Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series F Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series F Preferred Stock as provided above. Any dividend payment made on shares of the Series F Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

5.    Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series F Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series F Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the Liquidation Preference on the Series F Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series F Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series F Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series F Preferred Stock and such other series of Parity Preferred Stock bear to each other. Holders of Series F Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

6.    Redemption.

(a)    The Series F Preferred Stock is not redeemable prior to October 16, 2007. However, in order to ensure that the Company will continue to meet the requirements for qualification as a REIT, the Series F Preferred Stock will be subject to provisions in the Company’s Charter (the “Charter”) pursuant to which shares of capital stock of the Company owned by a shareholder in excess of 9.9% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit”) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. On and after October 16, 2007, the Company, at its sole option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series F Preferred Stock to be redeemed shall surrender such Series F Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series F Preferred Stock has been given and if the Company has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares of Series F Preferred Stock to be redeemed, then from and after the redemption date dividends will cease to accumulate on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

(b)    Unless full cumulative dividends on all shares of Series F Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods

Exhibit 3.1

and the then current dividend period, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed and in such event, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except, by exchange for capital stock of the Company ranking junior to the Series F Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series F Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c)    Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price, (iii) the number of shares of Series F Preferred Stock to be redeemed; (iv) the place or places where the Series F Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series F Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

(d)    Immediately prior to any redemption of Series F Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series F Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)    The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series F Preferred Stock acquired by a shareholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series F Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accumulated and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in the same proportion and in accordance with the same procedures as shares of Series F Preferred Stock are being redeemed.

7.    Voting Rights.

(a)    Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)    Whenever dividends on any shares of Series F Preferred Stock shall be in arrears for eighteen or more months (a “Preferred Dividend Default”), the holders of such shares of Series F Preferred Stock voting separately as a class together with the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series F Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series F Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the total outstanding shares of Series F Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series F Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present, voting separately as a single class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series F Preferred Stock shall have been paid in full or declared and

Exhibit 3.1

set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series F Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c)    So long as any shares of Series F Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Designating Amendment, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock of the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series F Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series F Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. When exercising the voting rights described above, each share of Series F Preferred Stock shall have one vote per share.

(d)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected; all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.    Conversion. The Series F Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

Exhibit 3.1

SCHEDULE G

DESIGNATION OF
8 5/8% SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK

1.    Designation and Number. A series of Preferred Stock, designated the “8 5/8% Series G Cumulative Redeemable Preferred Stock” (the “Series G Preferred Stock”), is hereby established. The number of shares of the Series G Preferred Stock shall be 400,000.

2.    Maturity. The Series G Preferred Stock has no stated maturity.

3.    Rank. The Series G Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock of the Company (the “Common Stock”), and to all equity securities ranking junior to the Series G Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such series of equity securities rank on a parity with the Series G Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”), including the Company’s 9.5% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”), 8.875% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) the 9.5% Series C Cumulative Preferred Stock (the “Series C Preferred Stock”), and the 9 1/4% Series F Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”); and (iii) junior to all existing and future indebtedness of the Company, The term “equity securities” does not include convertible debt securities, which will rank senior to the Series G Preferred Stock prior to conversion.

4.    Dividends.

(a)    Holders of shares of the Series G Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8 5/8% per annum of the $25 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $2.15625 per share). Dividends on the Series G Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable monthly in arrears on the 15th day of each calendar month, or, if not a business day, on the next succeeding business day (each, a “Dividend Payment Date”). The first dividend will be for less than a full month. Such dividend and any dividend payable on the Series G Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on shares of Series G Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at any time that the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series G Preferred Stock will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series G Preferred Stock will not bear interest, and holders of the Series G Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series G Preferred Stock (other than a dividend in shares of the Common Stock or in shares of any other class of stock ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series G Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series G Preferred Stock and any other series of Parity Preferred Stock, shall be allocated pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share of the Series G Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in

Exhibit 3.1

respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series G Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series G Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series G Preferred Stock as provided above. Any dividend payment made on shares of the Series G Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

5.    Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series G Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series G Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the Liquidation Preference on the Series G Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series G Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series G Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share of the Series G Preferred Stock and such other series of Parity Preferred Stock bear to each other. Holders of Series G Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

6.    Redemption.

(a)    Except as otherwise provided herein, the Series G Preferred Stock is not redeemable prior to November 15, 2005. After November 15, 2005, the Series G Preferred Stock shall be redeemable, in whole or in part, at any time or from time to time, by either the Company or the holders of the Series G Preferred Stock upon one year’s prior written notice given on or after November 15, 2004 (such notice, a “Redemption Notice”) as provided below. Any partial redemption by either the Company or the holder must be made in increments of one million dollars ($1,000,000) of aggregate Liquidation Preference. Any Redemption Notice given by a holder of Series G Preferred Stock shall be addressed to the secretary of the Company at the Company’s principal executive office, and any Redemption Notice given by the Company shall be addressed to the holders whose Series G Preferred Stock is to be redeemed at the address of such holders as set forth in the records of the Company. In each case, a Redemption Notice shall state the name of the applicable holder of Series G Preferred Stock, the address of such holder, the number of shares to be redeemed (which shall be no less than 4,000 shares) and the date fixed for redemption of such shares, which must be at least one year after the date of such notice (the “Redemption Date”).

(b)    The redemption price (the “Redemption Price”) per share shall be payable in cash (except as otherwise provided herein) and shall be equal to $25.00 per share plus all accumulated, accrued and/or unpaid dividends to and including the date of payment. Holders of Series G Preferred Stock to be redeemed shall surrender such shares of Series G Preferred Stock at a place designated by the Company in writing at least ten days prior to the date fixed for redemption and shall be entitled to the Redemption Price following such surrender. If a Redemption Notice with respect to any shares of Series G Preferred Stock has been given and if (i) the funds (or shares of Common Stock, if the Company has elected to deliver shares of Common Stock of the Company in lieu of cash to pay the entire Redemption Price or to make such redemption partially in Common Stock and partially in cash pursuant to Section 6(c) hereof) necessary for such redemption have been set aside by the Company in irrevocable trust for the

Exhibit 3.1

benefit of the holders of any shares of Series G Preferred Stock to be redeemed and (ii) the Redemption Price with respect to such shares is in fact paid to such holders on the applicable redemption date, then from and after such redemption date dividends will cease to accrue on such shares of Series G Preferred Stock, such shares of Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price.

(c)    If the Redemption Notice (other than a Change of Control Redemption Notice) is given by a holder of Series G Preferred Stock, the Company may elect (a “Common Stock Election”) to redeem shares of Series G Preferred Stock in shares of Common Stock of the Company in lieu of cash or to make such redemption partially Common Stock and partially in cash by giving notice of such election (a “Common Stock Election Notice”) not less than 90 days prior to the Redemption Date to each holder of Series G Preferred Stock to which the Company desires such Common Stock Election to apply; provided, however, that any Common Stock Election by the Company shall apply to all shares of Series G Preferred Stock to be redeemed on the same Redemption Date. A Common Stock Election may be revoked (or modified to decrease the proportion of Common Stock to be received by holders) by the Company, notwithstanding any statement of the Common Stock Election Notice, at any time prior to the applicable Redemption Date, with or without notice of such revocation to the holders hereof. The number of shares of Common Stock per share of Series G Preferred Stock to be delivered to the holders of the shares of Series G Preferred Stock by the Company shall be calculated as follows:

(1)    the cash that would otherwise be payable by the Company to a holder of a share of Series G Preferred Stock upon a cash redemption of such shares,

divided by

(2)    the Common Stock Price on the business day prior to the Redemption Date (the “Measurement Date”).

For purposes hereof, “Common Stock Price” shall mean the closing price (as reported in the Wall Street Journal) of the Common Stock on the New York Stock Exchange (“NYSE”) Composite tape.

On or before (if permissible under the rules of the Securities and Exchange Commission (the “SEC”)) the Redemption Date, the Company shall file with the SEC a registration statement on Form S-3 (or any successor form adopted by the SEC) for the resale of any Common Stock delivered by the Company in redemption of any Series G Preferred Stock pursuant to any Common Stock Election. All registration fees, attorney fees, accounting fees, printing costs and other reasonable fees and expenses incurred by the Company or the holders of Common Stock covered by such registration statement in connection with the registration of the resale of such Common Stock shall be borne by the Company; provided, however, that such fees and expenses shall exclude all selling commissions, underwriting discounts and placement fees payable in connection with the subsequent resale of shares of Common Stock pursuant to such registration statement or otherwise. Once it shall have filed such registration statement, the Company shall use its reasonable best efforts to cause the SEC to declare such registration statement effective and shall provide all holders of Common Stock received in such redemption prompt notice of the effectiveness of such registration statement. Until the effectiveness of any such registration statement, the certificates representing shares of Common Stock issued in such redemption shall bear a customary restricted stock legend. Upon request of the holder of any such certificate, after effectiveness of any registration statement the Company shall use all reasonable means to remove any legend on any certificate representing shares of Common Stock covered by such registration statement. If the Company shall fail in any respect to comply with the provisions of this paragraph after demand shall have been made by the holder(s) of at least twenty percent (20%) of the Series G Preferred Stock subject to redemption pursuant to this Section 6(c) and the Company shall have failed within ten (10) business days after receipt of such demand to satisfy any such demand or cure any default, the Common Stock Election shall be deemed to have been revoked as of the Measurement Date. In such event the Company shall redeem all shares of Series G Preferred Stock subject to the Redemption Notice at the Redemption Price and on the terms specified in Section 6(b) or, if the Common Stock shall have been issued on the Redemption Date pursuant to this Section 6(c), the Company shall redeem the Common Stock so issued at the Redemption Price that would have been paid on the Redemption Date for the Series G Preferred Stock pursuant to Section 6(b). Such redemption shall occur no later than five (5) business days after the expiration of the Company’s ten (10) day curative period specified above.

Notwithstanding any provision in this Section 6(c) to the contrary, if on the Measurement Date the Common Stock is not listed on the NYSE, then the Common Stock Election shall be deemed to have terminated on the Measurement Date and the Company shall pay the Redemption Price in cash on the Redemption Date.

(d)    If a Redemption Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series G Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Otherwise, upon redemption of any share of Series G Preferred Stock and payment or setting aside in

Exhibit 3.1

irrevocable trust of the full Redemption Price, no further dividend (including accrued and unpaid dividends) shall be payable with respect to such shares.

(e)    Notwithstanding any other provision hereof, any holder of Series G Preferred Stock may send a Redemption Notice prior to November 15, 2004, and such holder shall have the right to cause the Company to redeem his shares of Series G Preferred Stock prior to November 15, 2005, if, but only if, a Change of Control (as defined below) of the Company shall occur. The Company shall give the holders of Series G Preferred Stock prompt notice of the occurrence of any Change of Control. Any Redemption Notice must state that it is given in connection with and premised upon the occurrence of a Change of Control (a “Change of Control Redemption Notice”). Upon receipt of a Change of Control Redemption Notice from any holder of Series G Preferred Stock, the Company shall redeem the number of shares of Series G Preferred Stock set forth in the Change of Control Redemption Notice (which shall in no event be less than 4,000 shares) at the closing of the event causing the Change in Control. Notwithstanding any other provision hereof, the Company shall not have the right to elect to redeem any shares of Series G Preferred Stock in shares of Common Stock if a valid Change of Control Redemption Notice has been given. Moreover, in the event of a Change of Control, if either the Company or a holder of Series G Preferred Stock shall have previously given a Redemption Notice pursuant to Section 6(a) above and a holder of Series G preferred Stock shall have given a Change of Control Redemption Notice, such prior Redemption Notice, any Common Stock Election and any pending redemption transaction pursuant thereto shall be terminated without further action by either party and redemption shall instead occur pursuant to the provisions of this Section 6(e).

For purposes hereof, a “Change of Control” shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all of substantially all of the assets of the Company or of Mid-America Apartments, L.P. to any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) (other than any subsidiary of the Company) shall have occurred; (ii) any “person” or “group” as aforesaid becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a majority of the directors still in office who were either directors at the beginning of such period or a nominating committee comprised of independent directors who were members of such committee at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

7.    Voting Rights.

(a)    Holders of the Series G Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)    Whenever dividends on any share of Series G Preferred Stock shall be in arrears for eighteen or more months (a “Preferred Dividend Default”), the holders of such shares of Series G Preferred Stock voting separately as a class together with the holders of the Series A Preferred stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series G Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series G Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the total outstanding shares of Series G Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series G Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum in present, voting separately as a single class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series G Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed

Exhibit 3.1

otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the series G Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series G Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c)    So long as any shares of Series G Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series G Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Designating Amendment, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series G Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series G Preferred stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case (whether described in the immediately preceding clauses (i) or (ii)) ranking on a parity with or junior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. When exercising the voting rights described above, each share of Series G Preferred Stock shall have one vote per share.

(d)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.    Conversion. The Series G Preferred stock is not convertible into or exchangeable for any other property or securities of the Company.

Exhibit 3.1

SCHEDULE H

DESIGNATION OF
8.30% SERIES H CUMULATIVE REDEEMABLE PREFERRED STOCK

The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of Series H Preferred Stock are as follows:

1.    Designation and Number. A series of Preferred Stock, designated the “8.30% Series H Cumulative Redeemable Preferred Stock” (the “Series H Preferred Stock”), is hereby established. The number of shares of the Series H Preferred Stock shall be 6,200,000.

2.    Maturity. The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.    Rank. The Series H Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock of the Company, $.01 par value per share (the “Common Stock”), and to all equity securities ranking junior to the Series H Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, including the Company’s 9.5% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”), 8.875% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”), 9.375% Series C Cumulative Preferred Stock (the “Series C Preferred Stock”), 9¼% Series F Cumulative Preferred Stock (the “Series F Preferred Stock”) and 8 5/8% Series G Cumulative Preferred Stock (the “Series G Preferred Stock”), the terms of which Preferred Stock specifically provide that such equity securities rank on a parity with the Series H Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series H Preferred Stock prior to conversion.

4.    Dividends.

(a)    Holders of shares of the Series H Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8.30% per annum of the $25 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $2.075 per share). Dividends on the Series H Preferred Stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the 23rd day of September, December, March and June, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). The first dividend, which will be payable on September 23, 2003, will be for less than a full quarter. Such dividend and any dividend payable on the Series H Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of four 90-day quarters. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Company that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on shares of Series H Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series H Preferred Stock will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series H Preferred Stock will not bear interest and holders of the Series H Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series H Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series H Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series H Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series H Preferred Stock and any other series of Parity

Exhibit 3.1

Preferred Stock, shall be declared pro rata so that the amount of dividends declared per share of Series H Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series H Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series H Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series H Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series H Preferred Stock as to dividends or upon liquidation, nor shall any share of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series H Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series H Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series H Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series H Preferred Stock as provided above. Any dividend payment made on shares of the Series H Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

5.    Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series H Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share, plus an amount equal to any accumulated and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series H Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the Liquidation Preference on the Series H Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series H Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series H Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series H Preferred Stock and such other series of Parity Preferred Stock bear to each other. Holders of Series H Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series H Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

6.    Redemption

(a)    The Series H Preferred Stock is not redeemable prior to August 11, 2008. However, in order to ensure that the Company will continue to meet the requirement for qualification as a REIT, the Series H Preferred Stock will be subject to provisions in the Company’s Charter (the “Charter”) pursuant to which shares of capital stock of the Company owned by a shareholder in excess of 9.9% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit”) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. On and after August 11, 2008, the Company, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series H Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series H Preferred Stock to be redeemed shall surrender such Series H Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series H Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series H Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series H Preferred Stock is to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company. After redemption, all shares of Series H Preferred Stock previously outstanding shall be unclassified and shall constitute authorized and unissued shares of the Company’s preferred stock that may be designated by the Company’s Board of Directors pursuant to Article 6 of the Company’s Second Amended and Restated Charter, as further amended.

Exhibit 3.1

(b)    Unless full cumulative dividends on all shares of Series H Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series H Preferred Stock shall be redeemed unless all outstanding share of Series H Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series H Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series H Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series H Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series H Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series H Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c)    Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series H Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series H Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price, (iii) the number of shares of Series H Preferred Stock to be redeemed; (iv) the place or places where the Series H Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series H Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series H Preferred Stock held by such holder to be redeemed.

(d)    Immediately prior to any redemption of Series H Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series H Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)    The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series H Preferred Stock acquired by a shareholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series H Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accumulated and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series H Preferred Stock are being redeemed.

7.    Voting Rights.

(a)    Holder of Series H Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)    Whenever dividends on any shares of Series H Preferred Stock shall be in arrears for eighteen or more months (a “Preferred Dividend Default”), the holders of such shares of Series H Preferred Stock voting separately as a class together with the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, the Series G Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series H Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series H Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series H Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a

Exhibit 3.1

plurality of the shares of Series H Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a fully called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series H Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series H Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series H Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c)    So long as any shares of Series H Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series H Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Designating Amendment, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock of the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series H Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges, or voting power of holders of the Series H Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series H Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series H Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.    Conversion. The Series H Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

Exhibit 3.1

SCHEDULE I

DESIGNATION OF
8.50% SERIES I CUMULATIVE REDEEMABLE PREFERRED STOCK

The preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the shares of Series I Preferred Stock are as follows:
(1) DESIGNATION AND NUMBER. A series of Preferred Stock, designated the “8.50% Series I Cumulative Redeemable Preferred Stock” (the “Series I Preferred Stock”), is hereby established. The maximum number of authorized shares of the Series I Preferred Stock shall be 868,000.
(2) RELATIVE SENIORITY. In respect of rights to receive dividends and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series I Preferred Stock shall rank senior to the Common Stock, and any other class or series of shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series I Preferred Stock (collectively, “Junior Shares”).
(3) DIVIDENDS.
(a) The holders of the then outstanding Series I Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of $4.25 per share per year, payable in equal amounts of $1.0625 per share quarterly in cash on the last day of each March, June, September, and December or, if not a Business Day (as hereinafter defined), the next succeeding Business Day. Dividends shall begin on December 31, 2016 (each such day being hereafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”). Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be the 15th day of the calendar month in which the applicable Quarterly Dividend Date falls on or such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on the Series I Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.
“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
(b) The amount of any dividends accrued on any Series I Preferred Stock at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series I Preferred Stock at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $4.25 per share for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.
(c) Except as provided below in Section 4 (Liquidation Rights), the Series I Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above and shall not be entitled to participate in the earnings or assets of the Corporation, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series I Preferred Stock which may be in arrears.
(d) Any dividend payment made on the Series I Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.
(e) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series I Preferred Stock shall equal (i) the Capital Gains Amount multiplied

Exhibit 3.1

by (ii) a fraction that is equal to (a) the total dividends paid or made available to the holders of the Series I Preferred Stock for the year over (b) the Total Dividends.
(f) No dividends on the Series I Preferred Stock shall be declared by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series I Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.
(4) LIQUIDATION RIGHTS.
(a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series I Preferred Stock then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per share, plus accrued and unpaid dividends thereon.

(b) After the payment to the holders of the Series I Preferred Stock of the full preferential amounts provided for in paragraph (a) above, the holders of the Series I Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.
(c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference value of the Series I Preferred Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the Series I Preferred Stock are not paid in full, the holders of the Series I Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference amounts to which they are entitled.
(d) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4 (Liquidation Rights).
(5) REDEMPTION.
(a) OPTIONAL REDEMPTION. On and after October 1, 2026, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series I Preferred Stock at a price per share (the “Redemption Price”), payable in cash, of $50.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the “Redemption Date”), without interest, to the full extent the Corporation has funds legally available therefor. The Series I Preferred Stock shall have no stated maturity, except as provided for in Section 8 (Restriction on Ownership), and will not be subject to any sinking fund or mandatory redemption provisions.
(b) PROCEDURES OF REDEMPTION.
(1) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. Notice of any redemption will also be mailed by the registrar, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to each holder of record of the Series I Preferred Stock to be redeemed at the address set forth in the share transfer records of the registrar. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series I Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series I Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; (c) the number of shares of Series I Preferred Stock to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. If fewer than all of the shares of the Series I Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series I Preferred Stock to be redeemed from such holder.

Exhibit 3.1

(2) If notice has been mailed in accordance with Section (5)(b)(1) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series I Preferred Stock so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the Series I Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series I Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series I Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series I Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares of Series I Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series I Preferred Stock without cost to the holder thereof.
(3) Any funds deposited with a bank or trust company for the purpose of redeeming Series I Preferred Stock shall be irrevocable except that:
(A) The Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and
(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series I Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.
(4) No Series I Preferred Stock may be redeemed except from proceeds from the sale of other capital stock of the Corporation, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.
(5) Unless full accumulated dividends on all Series I Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series I Preferred Stock shall be redeemed or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for Junior Shares); provided, however, that the foregoing shall not prevent the redemption of Series I Preferred Stock to preserve the Corporation’s REIT status or the purchase or acquisition of Series I Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series I Preferred Stock.
(6) If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the shares of Series I Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series I Preferred Stock to be redeemed.
(7) In case of redemption of less than all Series I Preferred Stock at the time outstanding, the Series I Preferred Stock to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series I Preferred Stock held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.
(6) VOTING RIGHTS. Except as required by law or as set forth below, the holders of the Series I Preferred Stock shall not be entitled to vote at any meeting of the shareholders for election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.
(a) Whenever dividends on any Series I Preferred Stock shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series I Preferred Stock (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote

Exhibit 3.1

for the election of two additional directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series I Preferred Stock for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors will be increased by two directors.
(b) So long as any Series I Preferred Stock remains outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series I Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior to the Series I Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, including this amendment to the Charter, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series I Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series I Preferred Stock and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creating or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized Series I Preferred Stock or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series I Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c) On each matter submitted to a vote of the holders of Series I Preferred Stock in accordance with this Section 6 (Voting Rights), or as otherwise required by law, each share of Series I Preferred Stock shall be entitled to one vote. With respect to each share of Series I Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.
The foregoing voting provisions of this Section 6 (Voting Rights) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series I Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.
(7) CONVERSION. The Series I Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.
(8) RESTRICTIONS ON OWNERSHIP.
(a) Definitions. The following terms shall have the following meanings:
(1) “Acquire” shall mean the acquisition of Beneficial Ownership of Series I Preferred Stock by any means whatsoever including, without limitation, (A) the acquisition of direct ownership of shares by any Person, including through the exercise of any option, warrant, pledge, security interest or similar right to acquire shares, and (B) the acquisition of indirect ownership of shares taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(l)(B) of the Code, and also applying the look-through rule contained in Section 856(h)(3)(A) of the Code to pension trusts described in Section 401(a) of the Code, by a Person who is an “individual” within the meaning of Section 542(a)(2) of the Code, including through the acquisition by any Person of any option, warrant, pledge, security interest or similar right to acquire shares.
(2) “Beneficial Ownership” shall mean, with respect to any Person that is an “individual” as defined in Section 542(a)(2) of the Code, the Series I Preferred Stock owned by such Person after taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and after applying the pension trust look-through rule contained in Section 856(h)(3)(A) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
(3) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference herein to any current provision of the Code shall be deemed to refer to any future successor provision of federal income tax law.

Exhibit 3.1

(4) “Initial Public Offering” means the public issuance of Series I Preferred Stock pursuant to the Corporation’s prospectus supplement dated September 30, 2016 as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) promulgated under the Securities Act of 1933, as amended.
(5) “Ownership Limit” shall initially mean 6% of the outstanding Series I Preferred Stock of the Corporation, and after any adjustment as set forth in Section (8)(h) below, shall mean such greater percentage (but not greater than 9.8%) of the outstanding Series I Preferred Stock as so adjusted.
(6) “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter that participates in a public offering of the Series I Preferred Stock for a period of 90 days following the purchase by such underwriter of the Series I Preferred Stock.

(7) “REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.
(8) “Restricted Transfer Redemption Price” shall mean the lower of (A) the price paid by the transferee from whom shares are being redeemed and (B) the average of the last reported sales prices on the New York Stock Exchange of Series I Preferred Stock on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if the Series I Preferred Stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices of the Series I Preferred Stock on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Series I Preferred Stock may be traded, or if the Series I Preferred Stock are not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors as the fair market value of Series I Preferred Stock on the relevant date.
(9) “Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section (8)(k) below that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.
(10) “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition that results in a change in the record ownership or Beneficial Ownership of Series I Preferred Stock or the right to vote or receive dividends on Series I Preferred Stock (including (A) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series I Preferred Stock or the right to vote or receive dividends on Series I Preferred Stock or (B) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible into or exchangeable for Series I Preferred Stock, or the right to vote or receive dividends on Series I Preferred Stock), whether voluntary or involuntary and whether by operation of law or otherwise.
(b) Restrictions.
(1) During the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date: (a) no Person shall Acquire any Series I Preferred Stock if, as a result of such acquisition, any “individual”, as defined in Section 542(a)(2) of the Code (other than a pension trust which is described in Section 401(a) of the Code), shall Beneficially Own an amount of Series I Preferred Stock in excess of the Ownership Limit; (b) no Person shall Acquire any shares of Series I Preferred Stock if, as a result of such acquisition, the Series I Preferred Stock and Common Stock of the Corporation would be directly or indirectly owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code); and (c) no Person shall Acquire any shares if, as a result of such acquisition, the Corporation would be “closely held” within the meaning of Section 856(h) of the Code.
(2) Any Transfer that (x) would result in a violation of the restrictions in Section (8)(b)(1)(b) or (c), or (y) a transferring shareholder has actual knowledge will result in a violation of any of the restrictions in Section (8)(b)(1)(a), shall be void ab initio as to the Transfer of such Series I Preferred Stock that would cause the violation of the applicable restriction in Section (8)(b)(1), and the intended transferee shall acquire no rights in such Series I Preferred Stock.

(c) Remedies for Breach.
(1) If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section (8)(b)(2) or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that will result in violation of Section (8)(b)(1) or (2) (whether or not such violation is intended), the

Exhibit 3.1

Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer.
(2) Without limitation to Section (8)(b)(2) or (c)(1), any purported transferee of Beneficial Ownership of Series I Preferred Stock acquired in violation of Section (8)(b) shall, if it shall be deemed to have received any such Beneficial Ownership, be deemed to have acted as agent on behalf of the Corporation in acquiring such of the interests as result in a violation of Section (8)(b) and shall be deemed to hold such interests in trust on behalf and for the benefit of the Corporation. The transferee shall have no right to receive dividends or other distributions with respect to such interests, and shall have no right to vote such interests. Such transferee shall have no claim, cause of action, or any other recourse whatsoever against a transferor of interests acquired in violation of Section (8)(b). The transferee’s sole right with respect to such interests shall be to receive at the Corporation’s sole and absolute discretion, either (A) consideration for such interests upon the resale of the interests as directed by the Corporation pursuant to Section (8)(c)(3), or (B) the Restricted Transfer Redemption Price pursuant to Section (8)(c)(3).
(3) The Board of Directors shall, within 6 months after receiving notice of a Transfer that violates Section (8)(c)(2), either (in its sole and absolute discretion) (A) direct the transferee of such interests to sell all interests held in trust for the Corporation pursuant to Section (8)(c)(2) for cash in such manner as the Board of Directors directs or (B) redeem such interests for the Restricted Transfer Redemption Price on such date within such 6 month period as the Board of Directors may determine. If the Board of Directors directs the transferee to sell the interests, the transferee shall receive such proceeds as trustee for the Corporation and pay the Corporation out of the proceeds of such sale all expenses incurred by the Corporation in connection with such sale plus any remaining amount of such proceeds that exceeds the amount paid by the transferee for the interests, and the transferee shall be entitled to retain only the proceeds in excess of such amounts required to be paid to the Corporation.
(d) Notice of Restricted Transfer. Any Person who Acquires or attempts or intends to Acquire shares in violation of Section (8)(b) shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted or intended Transfer on the Corporation’s status as a REIT.
(e) Owners Required To Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date, each person who is a Beneficial Owner of Series I Preferred Stock and each Person (including the shareholder of record) who is holding Series I Preferred Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.
(f) Remedies Not Limited. Except as provided in Section (8)(m), nothing contained in this Section (8) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholder in preserving the Corporation’s status as a REIT.
(g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section (8), including any definition contained in Section (8)(a), the Board of Directors shall have the power to determine the application of the provisions of this Section (8) with respect to any situation based on the facts known to it.
(h) Modification of Ownership Limit. Subject to the limitations provided in Section (8)(i), the Board of Directors may from time to time increase the Ownership Limit.
(i) Limitations on Modifications.
(1) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered “individuals” pursuant to Section 542(a)(2) of the Code could Beneficially Own (including ownership of Common Stock for purposes of this subparagraph (8)(i)(1)), in the aggregate, more than 49.0% in value of the outstanding shares of stock of the Corporation.
(2) Prior to the modification of the Ownership Limit pursuant to subparagraph (8)(h), the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.
(j) Legend. Each certificate for Series I Preferred Stock shall bear a legend referring to the restrictions described above.

Exhibit 3.1

(k) Termination of REIT Status. The Board of Directors shall take no action to terminate the Corporation’s status as a REIT or to amend the provisions of this Section (8) until such time as (A) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT or amend this Section (8), as the case may be, (B) the Board of Directors presents the resolution at an annual or special meeting of the shareholders, and (C) such resolution is approved by holders of a majority of the issued and outstanding Series I Preferred Stock.
(l) Severability. If any provision of this Section (8) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
(m) NYSE Settlement. Nothing herein shall preclude the settlement of any transaction with respect to the Series I Preferred Stock of the Corporation entered into through the facilities of the New York Stock Exchange.